FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
--------------------------------------------------------------------------------
              (EXACT NAME OF THE FUND AS SPECIFIED IN ITS CHARTER)


              Texas                         75-2533518
--------------------------------------------------------------------------------
   (STATE OF INCORPORATION OR            (I.R.S. EMPLOYER
          ORGANIZATION)                 IDENTIFICATION NO.)


        8080 N. CENTRAL EXPRESSWAY, SUITE 210, LB-59, DALLAS, TEXAS 75206
             -------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

      Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class            Name of each exchange on which
        to be so registered            each class is to be registered
--------------------------------------------------------------------------------
                N/A                                  N/A

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

      Securities Act registration statement file number to which this form relates: 333-110113

      Securities to be registered pursuant to Section 12(g) of the Act:

                 Rights to Subscribe for Shares of Common Stock
--------------------------------------------------------------------------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant's Securities to be Registered.

      The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the captions "The Offering" in the Registrant's Registration Statement on Form N-2 (Nos. 333-110113 and 814-136), as filed electronically with the Securities and Exchange Commission on October 31, 2003 (Accession No. 0000898432-03-001061), (as it may be amended or supplemented from time to time, the "Registration Statement"), and the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.

Item 2:  Exhibits.

      I. Amended Articles of Incorporation are incorporated by reference from the Registration Statement.

      II.  Bylaws are incorporated by reference from the Registration Statement.

      II. A Specimen or copies of each security to be registered is being forwarded to the NASDAQ National Market.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 2nd day of January 2004.



                        RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

                        By:    /s/ Russell Cleveland
                            ----------------------------------------------------
                        Name:  Russell Cleveland
                        Title: President and Chief Executive Officer

                                      -3-